Exhibit 3.49

State of Delaware Secretary of State Division of Corporations Delivered 07:49 AM 11/20/2014 FILED 08:00 AM 11/20/2014 SRV 141434231 - 3285861 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of CBS Outernet Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1st” so that, as amended, said Article shall be and read as follows:

First: The name of this corporation is: Outfront Media Outernet Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of November, 2014.

By:
Authorized Officer
Title:	Vice President and Assistant Secretary

Name:	Lisa Tanzi
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 01:45 PM 10/09/2007 FILED 01:47 PM 10/09/2007 SRV 071096303 - 3285861 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SIGNSTOREY, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Signstorey, Inc.

2. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1. thereof and substituting in lieu of said Article the following new Article:

“1. The name of the Corporation is CBS Outernet Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on October 9, 2007

Virginia Cargill
President

State of Delaware Secretary of State Division or Corporations Delivered 11:43 AM 10/05/2007 FILED 11:39 AM 10/05/2007 SRV 071088643 - 3285861 FILE

CERTIFICATE OF MERGER

OF

SS MERGER CORPORATION

(a Delaware corporation)

With and Into

SIGNSTOREY, INC.

(a Delaware corporation)

Pursuant to Section 251

of the

Delaware General Corporation Law

SignStorey, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

FIRST:	That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

	Name	State of Incorporation

	SignStorey, Inc.	Delaware (the “Surviving Corporation”)

	SS Merger Corporation	Delaware (the “Merger Sub”)

SECOND:	That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by the Board of Directors and the stockholders of each of the Surviving Corporation and the Merger Sub in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

THIRD:	That the Merger Sub merge with and into the Surviving Corporation with the Surviving Corporation as the surviving entity.

FOURTH:	That the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety as set forth in Exhibit A attached hereto.

FIFTH:	That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is:

SignStorey, Inc. 183 Sherman Street Fairfield, CT 06824

SIXTH:	That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation upon request and without cost to any stockholder of any constituent corporation.

SEVENTH:	That this Certificate of Merger shall be effective as of 11:59 P.M. (EST) on October 5th, 2007.

IN WITNESS WHEREOF, SignStorey, Inc. has caused this Certificate of Merger to be executed this 5th day of October, 2007.

SIGNSTOREY, INC.
(a Delaware corporation)

By:
	Name:	Virginia Cargill
	Title:	President

2

EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

SIGNSTOREY, INC.

1. The name of the Corporation is: SignStorey, Inc.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred (200). All such shares are to have $.01 par value.

5. The Corporation is to have perpetual existence.

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

7. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

8. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

9. The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnity any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and ail rights conferred upon stockholders herein are granted subject to this reservation.

EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

SIGNSTOREY, INC.

1. The name of the Corporation is: SignStorey, Inc.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred (200). All such shares are to have $.01 par value.

5. The Corporation is to have perpetual existence.

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

7. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

8. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

9. The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnity any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

FIFTH:	That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is:

SignStorey, Inc. 183 Sherman Street Fairfield, CT 06824

SIXTH:	That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation upon request and without cost to any stockholder of any constituent corporation.

SEVENTH:	That this Certificate of Merger shall be effective as of 11:59 P.M. (EST) on October 5th, 2007.

IN WITNESS WHEREOF, SignStorey, Inc. has caused this Certificate of Merger to be executed this 5th day of October, 2007.

SIGNSTOREY, INC.
(a Delaware corporation)

By:
	Name:	Virginia Cargill
	Title:	President

2

State of Delaware Secretary of State Division of Corporations Delivered 11:43 AM 10/05/2007 FILED 11:39 AM 10/05/2007 SRV 071088643 - 3285861 FILE

CERTIFICATE OF MERGER

OF

SS MERGER CORPORATION

(a Delaware corporation)

With and Into

SIGNSTOREY, INC.

(a Delaware corporation)

Pursuant to Section 251

of the

Delaware General Corporation Law

SignStorey, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

FIRST:	That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

	Name	State of Incorporation

	SignStorey, Inc.	Delaware (the “Surviving Corporation”)

	SS Merger Corporation	Delaware (the “Merger Sub”)

SECOND:	That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by the Board of Directors and the stockholders of each of the Surviving Corporation and the Merger Sub in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

THIRD:	That the Merger Sub merge with and into the Surviving Corporation with the Surviving Corporation as the surviving entity.

FOURTH:	That the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety as set forth in Exhibit A attached hereto.